   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 18, 2003

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                        SELECTIVE INSURANCE GROUP, INC.
             (Exact name of Registrant as specified in its charter)

                        NEW JERSEY                                                   22-2168890
              (State or other jurisdiction of                                     (I.R.S. Employer
              incorporation or organization)                                   Identification Number)

                40 WANTAGE AVENUE, BRANCHVILLE, NEW JERSEY 07890
                                 (973) 948-3000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                             ---------------------

                             RICHARD BERSTEIN, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                        SELECTIVE INSURANCE GROUP, INC.
                               40 WANTAGE AVENUE
                         BRANCHVILLE, NEW JERSEY 07890
                                 (973) 948-3000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                    COPY TO:

                             MICHAEL J. NITA, ESQ.
                           DRINKER BIDDLE & REATH LLP
                                500 CAMPUS DRIVE
                         FLORHAM PARK, NEW JERSEY 07932
                                 (973) 360-1100

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                         PROPOSED             PROPOSED
                                                     AMOUNT              MAXIMUM              MAXIMUM             AMOUNT OF
           TITLE OF EACH CLASS OF                    TO BE            OFFERING PRICE         AGGREGATE           REGISTRATION
         SECURITIES TO BE REGISTERED             REGISTERED(1)         PER UNIT(2)       OFFERING PRICE(2)           FEE
---------------------------------------------------------------------------------------------------------------------------------
Common stock, par value $2.00 per share(3)...   1,000,000 shares          $31.41            $31,410,000             $2,542
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) This registration statement shall also cover an indeterminate number of shares issuable in connection with stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and based upon the average of the high and low prices of a share of Common Stock as reported on the Nasdaq National Market on November 13, 2003.

(3) Includes rights to purchase Series A Junior Preferred Stock of Selective Insurance Group, Inc. Prior to the occurrence of certain events, the rights will not be exercisable or evidenced separately from Selective Insurance Group, Inc. common stock.

     PURSUANT TO RULE 429 OF THE SECURITIES ACT OF 1933, THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT ALSO RELATES TO 12,873 UNISSUED SHARES OF COMMON STOCK PREVIOUSLY REGISTERED UNDER SELECTIVE INSURANCE GROUP, INC.'S REGISTRATION STATEMENT ON FORM S-3, REGISTRATION NO. 33-91604.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                (SELECTIVE LOGO)

                        SELECTIVE INSURANCE GROUP, INC.
                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                             ---------------------

                                  COMMON STOCK
                           PAR VALUE $2.00 PER SHARE
                             ---------------------
     The Selective Insurance Group, Inc. Dividend Reinvestment and Stock Purchase Plan (the "Plan") provides record holders of shares of Selective common stock a convenient method of reinvesting cash dividends and making optional cash payments to purchase shares of our common stock.

     The Plan allows participants to:

     - have all or a portion of the cash dividends paid on their shares of our common stock automatically reinvested into shares of our common stock; and

     - purchase additional shares by making optional cash payments.

     We pay all fees and brokerage commissions for reinvesting dividends and purchasing additional shares of common stock through optional cash payments. There are, however, service fees and brokerage commissions charged to you if you sell shares of common stock from the Plan.

     This prospectus relates to a total of 1,012,873 shares of our common stock being offered under the Plan.

     Stockholders who do not wish to participate in the Plan will continue to receive cash dividends, when, as and if declared and paid.

     Our common stock is listed on the Nasdaq National Market under the symbol "SIGI".

     The purchase price of shares of common stock purchased by each Plan participant with reinvested dividends or optional cash payments will be the average of the daily high and low sales prices of a share of our common stock as reported on the Nasdaq National Market for the period of five trading days ending with the dividend payment date (or the period of five trading days immediately preceding the dividend payment date, if the Nasdaq National Market is closed on that date).

     Shares of common stock purchased by participants in the Plan will be newly issued shares. We will use the proceeds from sales of our shares for general corporate purposes. We cannot estimate the number of shares that will be purchased under the Plan or the prices at which shares will be purchased.

     You should read this prospectus carefully and keep a copy of it for future reference.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is November 18, 2003.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ABOUT THIS PROSPECTUS.......................................    1
WHERE YOU CAN FIND MORE INFORMATION.........................    1
  Available Information.....................................    1
  Incorporation by Reference................................    1
SELECTIVE INSURANCE GROUP, INC. ............................    2
DESCRIPTION OF THE PLAN.....................................    3
  Purpose...................................................    3
  Features..................................................    3
  Administration............................................    3
  Participation.............................................    4
  Costs.....................................................    5
  Purchases.................................................    6
  Optional Cash Payments....................................    6
  Reports to Participants...................................    7
  Dividends on Fractions of Shares..........................    7
  Certificates for Shares...................................    7
  Deposit of Certificates...................................    8
  Transfer and Sale of Shares in Plan Accounts..............    8
  Termination of Participation..............................    9
  Federal Income Tax Consequences...........................   10
  Other Information.........................................   10
USE OF PROCEEDS.............................................   12
DESCRIPTION OF OUR CAPITAL STOCK............................   12
  Description of Common Stock...............................   12
  Description of Preferred Stock............................   13
  Description of Series A Junior Preferred Stock;
     Stockholder Rights Plan................................   13
  Possible Anti-takeover Measures...........................   14
LEGAL MATTERS...............................................   16
EXPERTS.....................................................   16
INDEMNIFICATION OF OFFICERS AND DIRECTORS...................   16

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933. This prospectus provides a description of the Plan. This prospectus does not contain all of the information included in that registration statement. We have also filed exhibits with the registration statement that are not included in this prospectus. You may read the registration statement or obtain a copy in the manner described in "WHERE YOU CAN FIND MORE INFORMATION" below. You should rely only on the information we provide in this prospectus or incorporate by reference. We have not authorized anyone to provide you with different information. We are not making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus and you should not assume that the information is accurate as of any other date.

     Unless otherwise stated, all references in this prospectus to "Selective", "we", "us" and "our" mean Selective Insurance Group, Inc.

                      WHERE YOU CAN FIND MORE INFORMATION

AVAILABLE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, as well as proxy statements and other information with the SEC. You may read and copy any of the documents we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its regional offices located in New York, New York and Chicago, Illinois. You may obtain further information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's web site at http://www.sec.gov.

INCORPORATION BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and should be read with care. Information that we file later with the SEC will automatically update and supersede that information. We are incorporating by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we terminate this offering.

     - our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the SEC on March 19, 2003 (File No. 0-8641);

     - our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 filed with the SEC on May 14, 2003 (File No. 0-8641), our Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 filed with the SEC on August 12, 2003 (File No. 0-8641) and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 filed with the SEC on November 12, 2003 (File No. 0-8641);

     - our Current Report on Form 8-K filed with the SEC on November 14, 2003;
       and

     - the description of our common stock and purchase rights for our Series A Junior Preferred Stock associated with the common stock contained in our registration statements filed with the SEC pursuant to Section 12 of the Securities Exchange Act, and any amendment or report filed for the purpose of updating those descriptions.

     You may request a copy of any of the documents incorporated by reference at no cost by writing or telephoning us at the following address and number:

                        Selective Insurance Group, Inc.
                               40 Wantage Avenue
                         Branchville, New Jersey 07890
                         Attention: Corporate Secretary
                                 (973) 948-3000

     We will not include the exhibits to those documents you request, except for exhibits specifically incorporated by reference.

                        SELECTIVE INSURANCE GROUP, INC.

     We are a holding company offering, through our subsidiaries, a broad range of property and casualty insurance products and diversified insurance services products. Through our five property and casualty insurance subsidiaries, Selective Insurance Company of America, Selective Way Insurance Company, Selective Insurance Company of New York, Selective Insurance Company of the Southeast, and Selective Insurance Company of South Carolina, we offer primary and alternative market property and casualty insurance for commercial and personal risks.

     Our property and casualty insurance products are sold through approximately 800 independent insurance agents in 20 northeastern, southeastern and midwestern states. We offer a broad range of commercial insurance and alternative risk management products to small and medium sized businesses and government entities. Our commercial insurance products represent approximately 82% of our insurance operations. We also provide personal insurance products to individuals and families in 10 states, which represents approximately 18% of our insurance operations.

     Our diversified insurance services operation offers:

     - medical claim management services to insurance companies and other businesses through Alta Services LLC, a managed care organization, and Consumer Health Network Plus, LLC, a preferred provider organization;

     - human resources administration services and risk management products through Selective HR Solutions, Inc.; and

     - flood insurance policy, administration and claims services for the National Flood Insurance Program, through FloodConnect, LLC.

     Our principal executive offices are located at 40 Wantage Avenue, Branchville, New Jersey 07890 and our telephone number is (973) 948-3000.

                            DESCRIPTION OF THE PLAN

     The following is a question and answer description of the Plan:

PURPOSE

1. WHAT IS THE PURPOSE OF THE PLAN?

     The purpose of the Plan is to provide holders of record of shares of our common stock with a convenient method of investing cash dividends and making optional cash payments to purchase additional shares of our common stock without paying any brokerage commissions or service charges. Since shares will be purchased from us, we will receive additional funds for general corporate purposes.

FEATURES

2. WHAT ARE THE FEATURES OF THE PLAN?

     Participants in the Plan may:

     - elect to have cash dividends on all or part of their common stock automatically reinvested in additional shares of common stock.

     - purchase additional shares of our common stock by making voluntary cash payments of a minimum of $100 per purchase up to a maximum of $1,000 per calendar quarter.

     - avoid commissions and service fees in connection with purchases of shares under the Plan.

     - invest the full amount of dividends and any optional cash payments, because fractional shares are credited to participants' accounts.

     - avoid the need for safekeeping of certificates for shares credited to their Plan accounts.

     - simplify record-keeping by receiving quarterly statements of accounts.

3. WHAT ARE SOME DISADVANTAGES OF THE PLAN?

     Disadvantages of the Plan include:

     - if you purchase shares through the Plan, the purchase date will be the applicable dividend payment date and the purchase price will be the average of the daily high and low sales prices of our common stock as reported on the Nasdaq National Market for the period of five trading days ending with the applicable dividend payment date. Consequently, you will not be able to direct the purchase price and you may pay a higher price for shares purchased under the Plan than for shares purchased outside of the Plan on the purchase date.

     - if you sell any shares credited to your Plan account through the Plan administrator, you will not be able to choose the broker/dealer or the time or price at which the Plan administrator sells your shares. The price of our common stock could decline before the sale is made.

     - no interest is paid on optional cash payments pending investment.

ADMINISTRATION

4. WHO ADMINISTERS THE PLAN?

     We have designated EquiServe Trust Company, N.A., a federally chartered institution, as administrator of the Plan. EquiServe, Inc., an affiliate of EquiServe and a transfer agent registered with the SEC, acts as service agent for EquiServe. As Plan administrator, EquiServe maintains records, sends statements of account and performs other duties relating to the Plan. If EquiServe resigns or otherwise ceases to act as Plan administrator, we will appoint a new administrator or make other arrangements as we deem appropriate for administration of the Plan. All questions concerning your Plan account should be directed to:

                         EquiServe Trust Company, N.A.
                                 P.O. Box 43081
                      Providence, Rhode Island 02940-3081

     You may also contact EquiServe via the Internet at www.equiserve.com or by telephone at 1-800-446-2617. If you are calling from outside the United States and Canada, please call 1-781-575-2716.

5. HOW WILL SHARES BE HELD UNDER THE PLAN?

     Shares purchased under the Plan will be registered in your name and credited in book-entry form to your Plan account. However, you may request that certificates be issued to you for any number of whole shares credited to your Plan account (see Question 22).

PARTICIPATION

6. WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

     All stockholders of record of shares of our common stock are eligible to participate in the Plan. You are a stockholder of record if your shares of common stock are registered in your own name. If your shares are registered in a name other than your own (e.g., in the name of a broker, bank or nominee) you are considered a beneficial owner of shares and you must either become a stockholder of record by having the number of shares you wish to have in the Plan transferred into your name or make appropriate arrangements with your broker, bank or nominee to participate in the Plan on your behalf. If you participate in the Plan through your broker, bank or nominee, your participation may be on terms and conditions which differ from the terms and conditions described in the Plan, and the terms and conditions set by your broker, bank or nominee will govern. We reserve the right to terminate the participation of beneficial owners through brokers, banks and nominees. Optional cash payments are not available to beneficial owners.

7. HOW DOES AN ELIGIBLE STOCKHOLDER JOIN THE PLAN?

     If you are a stockholder of record of shares of our common stock, you may join the Plan through the Internet by going to www.equiserve.com or by completing and signing an Enrollment Authorization Form and returning it to the Plan administrator. You may obtain an Enrollment Authorization Form at any time by written request to EquiServe, by telephone at 1-800-446-2617 or contacting EquiServe via the Internet at www.equiserve.com. If your shares are registered in the name of a broker, bank or nominee, you may join the Plan by becoming a stockholder of record and completing an Enrollment Authorization Form or by making appropriate arrangements with your broker, bank or nominee to participate in the Plan on your behalf.

8. WHEN MAY AN ELIGIBLE STOCKHOLDER JOIN THE PLAN?

     If you are eligible to participate in the Plan, you may join the Plan at any time. If EquiServe receives your completed Enrollment Authorization Form on or before the record date for a dividend, or, if you are a beneficial owner of shares, your broker, bank or nominee appropriately advises EquiServe of your participation before the record date for a dividend, that dividend will be reinvested in shares of common stock beginning with that dividend payment date. If EquiServe receives the Enrollment Authorization Form or appropriate notice from a broker, bank or nominee of a beneficial owner of shares after the record date, that dividend will be paid in cash, and reinvestment of dividends under the Plan will begin on the succeeding dividend payment date. Historically, we have fixed dividend record dates generally on or about the fifteenth day of each February, May, August and November, and dividend payment dates generally on or about the first day of each March, June, September and December. All optional cash payments received prior to any dividend payment date (see Questions 16, 17 and 18) will be invested, together with any reinvested dividends, on the next dividend payment date. The Plan does not guarantee the payment of future dividends, which will be paid only if, as and when declared by our board of directors in its sole discretion.

9. DOES THE PLAN PERMIT PARTIAL DIVIDEND REINVESTMENT?

     Yes. You may elect to have dividends on only a portion of your shares of common stock reinvested in common stock under the Plan. You can elect to reinvest dividends on less than all of your shares of common stock by making an election on the Enrollment Authorization Form under "Partial Dividend Reinvestment."

10. WHAT DOES THE ENROLLMENT AUTHORIZATION FORM PROVIDE?

     The Enrollment Authorization Form provides eligible stockholders of record a method to purchase additional shares of our common stock through the following investment options:

          A. "FULL DIVIDEND REINVESTMENT". If you elect the "Full Dividend Reinvestment" option on your Enrollment Authorization Form, the Plan administrator will reinvest for the purchase of additional shares of common stock in accordance with the

     Plan all cash dividends on all of the shares of common stock registered in your name, including shares credited to your Plan account. Shares purchased with reinvested dividends will be credited to your Plan account.

          B. "PARTIAL DIVIDEND REINVESTMENT". If you elect the "Partial Dividend Reinvestment" option on your Enrollment Authorization Form, you will receive cash dividends on the number of shares you designate from those shares registered in your name, including shares credited to your Plan account. The Plan administrator will reinvest for the purchase of additional shares of common stock in accordance with the Plan dividends paid on any remaining shares. Shares purchased with reinvested dividends will be credited to your Plan account.

          C. "VOLUNTARY CASH PAYMENTS ONLY" (NO DIVIDEND REINVESTMENT). You may elect the "Voluntary Cash Payments Only" option on your Enrollment Authorization Form to purchase additional shares of common stock by making optional cash payments of a minimum of $100 per purchase up to a maximum of $1,000 per calendar quarter in accordance with the Plan. Cash dividends will be paid in cash under this option.

11. HOW CAN A PARTICIPANT CHANGE ELECTIONS UNDER THE PLAN?

     You may change your election by signing a new Enrollment Authorization Form and forwarding it to EquiServe, as Plan administrator. You may also change your election or discontinue reinvesting dividends at any time by accessing your Plan account at www.equiserve.com, by calling EquiServe at 1-800-446-2617 or by writing to EquiServe at the address listed in Question 4. The Plan administrator needs to receive your request on or before the record date for any applicable dividend payment date in order for the requested change to be effective for that dividend. If your request is received after the record date, then the requested change will not be effective until the next dividend payment date. If your shares are held of record by a broker, bank or nominee, you must make appropriate arrangements with that institution to change your election.

COSTS

12. ARE THERE ANY OUT-OF-POCKET COSTS TO PARTICIPANTS IN THE PLAN?

     We will pay all costs of administration of the Plan. There are no service fees or brokerage commissions charged to participants in connection with the purchase of shares under the Plan. If you request that the Plan administrator sell whole shares of common stock held by you under the Plan or if any fractional shares are sold for your account you will be responsible for any service fees, brokerage commissions and other costs of sale and those costs will be deducted from the proceeds of the sale.

     As of the date of this prospectus, the service fees and brokerage commissions charged by EquiServe for each sale of shares under the Plan are $15 per sale, plus 12 cents per share sold. EquiServe may change from time to time the amount of service fees and brokerage commissions charged to participants. Please contact EquiServe for the amount of service fees and brokerage commissions which are in effect from time to time. We presently do not charge service fees to participate in the Plan, but we reserve the right to establish service fees in connection with the Plan in the future, and you will be notified before any changes take effect.

PURCHASES

13. WHAT IS THE SOURCE OF COMMON STOCK PURCHASED THROUGH THE PLAN?

     Shares purchased by participants under the Plan are purchased directly from us from our newly issued common stock.

14. WHAT IS THE PRICE OF SHARES PURCHASED UNDER THE PLAN?

     The purchase price of shares of our common stock purchased by each participant in the Plan with reinvested dividends on any dividend payment date and the purchase price of shares purchased with any optional cash payment on a dividend payment date is the average of the daily high and low sales prices of our common stock as reported on the Nasdaq National Market for the period of five trading days ending with the dividend payment date (or the period of five trading days immediately preceding the dividend payment date, if the Nasdaq National Market is closed on the dividend payment date).

15. HOW MANY SHARES WILL BE PURCHASED FOR PARTICIPANTS?

     The number of shares purchased for you depends on the amount of dividends you choose to reinvest under the Plan and the amount of any optional cash payments and the purchase price of the shares. Your Plan account will be credited with that number of shares, including fractions computed to three decimal places, equal to the total amount invested by you divided by the purchase price per share of common stock.

OPTIONAL CASH PAYMENTS

16. HOW DOES THE OPTIONAL CASH PAYMENT OPTION WORK?

     Stockholders of record can make optional cash payments to purchase our common stock. The Plan administrator will apply optional cash payments received before a dividend payment date (see Question 18) to the purchase of additional shares on the dividend payment date. Purchases will be made at the price determined in accordance with the procedure described in Question 14. If you elect to make optional cash purchases only and do not wish to have dividends on those shares reinvested, you must so specify by checking the box marked "Voluntary Cash Payments Only" on your Enrollment Authorization Form. Only stockholders of record may make optional cash payments to purchase common stock. Consequently, if your shares are registered in the name of a broker, bank or nominee and you wish to make optional cash purchases, you must become a stockholder of record by having shares transferred into your name.

17.  HOW DO I MAKE AN OPTIONAL CASH PAYMENT?

     You can make optional cash payments to purchase additional shares of our common stock when enrolling in the Plan by enclosing a check or money order payable to "EquiServe" with the Enrollment Authorization Form. Optional cash payments must be at least $100 per purchase and may not exceed $1,000 in any calendar quarter. All payments must be in United States dollars and drawn on a United States bank. Do not send cash, money orders or travelers checks. Each optional cash purchase after enrollment must be made by completing a transaction form. You can find a transaction form on your quarterly statement of account or obtain the form from the Plan administrator. There is no obligation to make any optional cash purchase. Dividends or shares purchased with optional cash payments made after enrollment will be invested in additional shares or paid in cash depending upon the election you last made.

     There is a fee of $25 for any optional cash payment returned unpaid. By enrolling in the Plan, you authorize the Plan administrator to deduct this fee by selling shares from your Plan account.

18.  WHEN WILL OPTIONAL CASH PAYMENTS BE INVESTED?

     Optional cash payments are invested once each quarter on the dividend payment date for that quarter. Under no circumstances will interest be paid on optional cash payments. Dividend payment dates historically have been on or about the first day of March, June, September and December (see Question 8). The Plan administrator will return to you any optional cash payment before it is invested to purchase shares upon written request, but only if the Plan administrator receives your written request at least two business days before the purchase date.

19.  WHAT ARE THE MINIMUM AND MAXIMUM AMOUNTS FOR OPTIONAL CASH PAYMENTS?

     The minimum optional cash payment is $100 per purchase and the maximum is $1,000 per calendar quarter.

REPORTS TO PARTICIPANTS

20.  WHAT KIND OF REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

     Following the end of each calendar quarter, the Plan administrator will send to each participant a quarterly statement of account showing dividends paid, amounts invested, purchase price, shares purchased, and other information. These statements are your continuing record of the cost of purchases and should be retained for income tax purposes. In addition, each participant will receive copies of the communications sent to all record holders of our common stock, and Internal Revenue Service information for reporting dividend income paid and any Federal income tax withheld under the Plan. You may also view year-to-date transaction activity as well as activity in prior years by accessing your Plan account via the Internet at www.equiserve.com.

DIVIDENDS ON FRACTIONS OF SHARES

21.  WILL I BE CREDITED WITH DIVIDENDS ON FRACTIONS OF SHARES?

     Yes. Dividends on fractions of shares of common stock, as well as whole shares, are credited to your account. (see Question 15).

CERTIFICATES FOR SHARES

22.  WILL CERTIFICATES BE ISSUED FOR SHARES PURCHASED UNDER THE PLAN?

     The number of shares credited to your Plan account in book-entry form will be shown on your quarterly statement of account. You will not receive certificates for your Plan account shares unless you request the Plan administrator to deliver certificates to you. You may obtain a certificate for some or all of the whole shares credited to your Plan account at any time by:

     - accessing your Plan account via the Internet at www.equiserve.com;

     - calling EquiServe at 1-800-446-2617;

     - indicating your request on a transaction form and mailing it to EquiServe; or

     - writing to EquiServe at the address listed in Question 4.

     Any remaining whole shares and fraction of a share will continue to be credited to your account. Certificates for fractions of shares are not issued under any circumstances.

23.  IN WHOSE NAME WILL CERTIFICATES BE REGISTERED WHEN ISSUED TO PARTICIPANTS?

     A Plan account is maintained in the name in which the certificates of the participant were registered at the time the participant joined the Plan. Unless you otherwise direct, certificates for whole shares will be issued in the same name in which the account is maintained. Should you want certificates issued in any name other than that of the holder of record participating in the Plan, you must send a written request to EquiServe to that effect, together with a transfer of ownership form with all signatures having a "medallion signature guarantee." A medallion signature guarantee is a signature by an institution, generally commercial banks, trust companies and New York Stock Exchange member broker/dealers, that participate in the medallion guarantee program. No other form of signature verification will be accepted. You may obtain a transfer of ownership form via the Internet at www.equiserve.com, by calling EquiServe at 1-800-446-2617 or by writing to EquiServe at the address listed in Question 4. In the event of re-registration, a participant will be responsible for compliance with any applicable transfer requirements.

DEPOSIT OF CERTIFICATES

24.  DOES THE PLAN PROVIDE FOR DEPOSIT OF CERTIFICATES FOR SAFEKEEPING?

     You may deposit with EquiServe for safekeeping any certificates for shares of our common stock which are registered in your name. Your certificate shares will then be credited to your

Plan account in book-entry form. The advantages of holding shares in book-entry form in your Plan account are protection against certificate loss, theft and damage. There is no charge for this service. If you desire to deposit any of your certificates for safekeeping, you should send the certificates to EquiServe at the address listed in Question 4, together with a completed transaction form or written instructions indicating the deposit. You should send these certificates by registered mail, return receipt requested, and insure them for an amount sufficient to cover the indemnification bond premium that you would be charged if the certificates were lost or destroyed before EquiServe receives them. You should not endorse the certificates.

TRANSFER AND SALE OF SHARES IN PLAN ACCOUNTS

25.  CAN A PARTICIPANT TRANSFER PLAN SHARES?

     If you desire to change the ownership of all or part of your shares credited to your Plan account by gift or otherwise, you may effect the transfer by mailing a properly completed and executed transaction form to EquiServe. Transaction forms for share transfers can be found in quarterly statements of account and also may be obtained from EquiServe. Transfers of less than all of your shares must be made in whole share amounts. Your signature on a share transfer request must contain a "medallion signature guarantee." A medallion signature guarantee is a signature by an institution, generally commercial banks, trust companies and New York Stock Exchange member broker/dealers, that participate in the medallion guarantee program. No other form of signature verification will be accepted.

     Shares transferred will be credited to the transferee's Plan account in book-entry form. If the transferee is not already a participant, EquiServe will open a Plan account in the name of the transferee and the account will be enrolled under the full dividend reinvestment option unless you specify otherwise. All dividends on shares transferred to the transferee's Plan account will be reinvested in accordance with the terms of the Plan.

     You may not pledge, assign or grant a security interest in any shares held in your account under the Plan and any attempted action will be void. If you wish to pledge, assign or grant a security interest, you must first request a certificate representing the shares to be issued in your name.

26.  HOW DOES A PARTICIPANT SELL SHARES HELD IN THE PLAN?

     You can sell some or all of your shares of common stock credited to your Plan account by:

     - accessing your Plan account via the Internet at www.equiserve.com;

     - calling EquiServe at 1-800-446-2617;

     - completing a transaction form and mailing it to EquiServe; or

     - providing clear written instructions to EquiServe, including the signature of all persons in whose name the account is maintained.

     All sale requests having an anticipated market value of $100,000 or more must be submitted in writing. Also, all sale requests made within thirty (30) days of a participant's address change must be submitted in writing.

     EquiServe will sell shares for you through brokers or dealers selected by it in its sole discretion. Shares being sold for you may be aggregated with those shares of other participants who have requested sales. The proceeds you will receive are based on the weighted average price at which the shares were sold, less applicable service fees, brokerage commissions and any other costs of sale, and any applicable taxes. After settlement of the sale, EquiServe will send you a check for the proceeds. You will not be able to choose the broker/dealer or the time or price at which your shares are sold. EquiServe will seek to effect sales promptly after it receives sale instructions. Generally, sales requests are executed within two business days after EquiServe receives the request, but no assurances are given that each sale will be accomplished in that time frame. Consequently, the price of our common stock could decline between the time you send your request to sell and the time your shares are sold. You should carefully consider this risk, a risk that you bear solely.

     Alternatively, if you elect to sell shares through your own broker, you can request that EquiServe send you a stock certificate representing the whole number of shares you want to sell (see Question 22).

     You may not pledge, assign or grant a security interest in any shares held in your account under the Plan and any attempted action will be void. If you wish to pledge, assign or grant a security interest in your shares, you must request a certificate representing the shares be issued in your name.

TERMINATION OF PARTICIPATION

27.  HOW DO I TERMINATE MY PARTICIPATION IN THE PLAN?

     You may terminate your participation in the Plan at any time by:

     - accessing your Plan account via the Internet at www.equiserve.com;

     - calling EquiServe at 1-800-446-2617;

     - completing a transaction form indicating a full withdrawal and mailing it to EquiServe; or

     - writing to EquiServe at the address listed in Question 4.

     Upon terminating your participation, you may elect to:

     - receive a certificate for all of the whole shares credited to your account and a check for the proceeds from the sale of any fractional share (less applicable service fees, brokerage commissions and other costs of sale, and applicable taxes); or

     - instruct EquiServe to sell all shares credited to your account and receive a check for the proceeds (less applicable service fees, brokerage commissions and other costs of sale, and applicable taxes).

     All provisions of the Plan relating to the sale of shares through the Plan apply in terminating your participation in the Plan. If a request to terminate participation is received after a record date for a dividend payment but before the dividend payment date, the dividend on shares in your account will be paid in cash. EquiServe will continue to hold any stock certificates deposited with it for safekeeping unless you request otherwise. After termination, you may re-enroll in the Plan by submitting a new Enrollment Authorization Form and complying with all other enrollment procedures.

FEDERAL INCOME TAX CONSEQUENCES

28.  WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

     The following information summarizes certain federal income tax consequences of participation in the Plan. The information is not intended to be a complete description of all federal income tax consequences, nor is it intended to be a description of any state, local or foreign tax consequences. The description of federal income tax consequences may be affected by future changes in laws, Treasury regulations and rulings and court decisions. You should consult your own tax advisor regarding the income tax consequences of participation in the Plan.

     Under Federal tax law, you will be considered to have received a taxable dividend in an amount equal to the fair market value of the shares purchased with reinvested dividends on the dividend payment date. The tax basis of shares purchased with reinvested dividends will also equal the fair market value of the shares acquired with the reinvested dividends. For purposes of this paragraph, the "fair market value" of shares acquired with reinvested dividends will be determined under applicable Treasury regulations. This amount may be higher or lower than the actual purchase price of the shares. Under those regulations, if the common stock traded on the dividend payment date, the fair market value is the average of the high and low sales prices as reported on the Nasdaq National Market for that date. If the common stock did not trade on the dividend payment date, the fair market value is the weighted average of the mean of the high and low sales prices on the nearest trading dates before and after the dividend payment date.

     Your tax basis in shares purchased with optional cash payments will be the actual purchase price of the shares. Your holding period for shares acquired under the Plan will begin on the day following the date of purchase. If the purchase price of shares purchased with optional cash payments is less than the fair market value of those shares for federal income tax purposes, as described above, you will be deemed to have received a dividend equal to the difference between the purchase price and the fair market value.

     You will not realize any taxable income merely from the receipt of certificates for shares in your account. You will realize gain or loss when shares are sold or exchanged, whether the sale or exchange is requested or takes place after withdrawal from, or termination of, the Plan and, in the case of a fractional share, when you receive a cash payment for a fraction of a share credited to your account. The amount of the realized gain or loss is the difference between the amount you receive for the shares or fraction of a share and the tax basis of the shares or fraction of a share.

     You will be subject to federal tax withholding on dividends paid or reinvested if you fail to properly furnish your social security number or other taxpayer identification number, or furnish an incorrect social security number or taxpayer identification number, or fail to properly report interest and dividends. If federal income taxes are required to be withheld, we will withhold the required taxes from dividends or proceeds from the sale of shares. Dividends reinvested will be equal to the dividends paid, less the amount of tax withheld.

29.  HOW ARE INCOME TAX WITHHOLDING PROVISIONS APPLIED TO FOREIGN STOCKHOLDERS?

     If you are a foreign stockholder whose dividends are subject to United States income tax withholding, the amount of the tax to be withheld will be deducted from the amount of dividends to determine the amount to be reinvested.

     Optional cash payments received from foreign stockholders must be in United States dollars and drawn on a United States bank and will be invested in the same manner as payments from other participants.

OTHER INFORMATION

30. WHAT HAPPENS WHEN A PARTICIPANT SELLS OR TRANSFERS ALL OF THE SHARES REGISTERED IN THE PARTICIPANT'S NAME (NOT INCLUDING SHARES CREDITED TO A PARTICIPANT'S PLAN ACCOUNT)?

     If you dispose of all shares of common stock registered in your name (not including shares credited to your Plan account), EquiServe will continue to reinvest the dividends on shares credited to your Plan account, subject to your right to terminate your participation in the Plan at any time.

31. WHAT HAPPENS WHEN A PARTICIPANT SELLS OR TRANSFERS A PORTION OF THE SHARES REGISTERED IN THE PARTICIPANT'S NAME (NOT INCLUDING SHARES HELD UNDER THE
     PLAN)?

     If you are reinvesting the cash dividends on all of the common stock registered in your name (not including shares credited to your Plan account) and dispose of a portion of those shares, EquiServe will continue to reinvest the dividends on the remainder of the shares, subject to your right to terminate your participation in the Plan at any time.

     If you are reinvesting the cash dividends on less than all of the common stock registered in your name, and dispose of a portion of those shares, EquiServe will pay cash dividends on the same number of shares you previously designated before the disposition. If the number of remaining shares is less than the number of shares you previously designated for cash dividends, EquiServe will pay cash dividends on all of your remaining shares.

32. IF WE HAVE A RIGHTS OFFERING, HOW WILL THE RIGHTS ON THE PLAN SHARES BE HANDLED?

     In the case of a rights offering to holders of our common stock, if you are entitled to participate in the offering, you will receive rights based upon the whole shares of the common stock registered in your name as of the record date for that rights offering.

33.  WHAT HAPPENS IF WE ISSUE A DIVIDEND PAYABLE IN STOCK OR DECLARE A STOCK
     SPLIT?

     Any shares distributed by us in connection with a stock dividend or stock split on shares of common stock registered in your name, including shares credited to your Plan account, will be credited to your Plan account.

34.  HOW WILL A PARTICIPANT'S SHARES BE VOTED AT A MEETING OF STOCKHOLDERS?

     Shares of common stock credited to your Plan account are voted as you direct. You will receive proxy materials, including a proxy card, in connection with any annual or special meeting of stockholders. The proxy will apply to all whole shares registered in your name, including all whole shares credited to your Plan account. The proxy will be voted as you direct. If no instructions are indicated on a properly signed and returned proxy card, all of your whole shares -- those registered in your name, including those shares credited to your Plan account -- will be voted in accordance with the recommendations of Selective's management.

     If you are a beneficial owner of shares who participates in the Plan through a broker, bank or nominee, you must make appropriate arrangements with the broker, bank or nominee regarding the voting of those shares.

35. WHAT ARE THE RESPONSIBILITIES OF SELECTIVE AND THE PLAN ADMINISTRATOR UNDER THE PLAN?

     Selective and the Plan administrator, in administering the Plan, will not be liable for any act performed in good faith or for any good faith omission to act including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon the participant's death prior to receipt of notice in writing of such death, or with respect to the prices at which shares are purchased or sold for the participant's account, the times when such purchases or sales are made, or with respect to any fluctuation in the market value of the common stock.

     You should recognize that neither Selective nor the Plan administrator can assure you of a profit or protect you against a loss in the value of the shares purchased or sold by you under the Plan.

36.  CAN THE PLAN BE CHANGED OR DISCONTINUED?

     We reserve the right to amend, suspend, modify or terminate the Plan at any time. We will send notice of any amendment, suspension, modification or termination to all participants. Upon a termination of the Plan, any uninvested optional cash payments will be returned. Any amendment, suspension, modification or termination of the Plan will not affect your rights as a stockholder.

37.  WHO REGULATES AND INTERPRETS THE PLAN?

     Selective regulates and interprets the Plan in its absolute discretion as it deems necessary or desirable and may direct the Plan administrator regarding the resolution of questions concerning the operation of the Plan.

                                USE OF PROCEEDS

     We cannot estimate either the number of shares of common stock that will ultimately be sold under the Plan or the prices at which shares will be sold. We intend to use the net proceeds from sales of common stock under the Plan for general corporate purposes. The amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds.

                        DESCRIPTION OF OUR CAPITAL STOCK

     The description below is a summary of important provisions of our capital stock, and is subject to the applicable provisions of our restated certificate of incorporation, as amended, our by-laws, the New Jersey Business Corporation Act, and the Amended and Restated Rights Agreement, dated February 2, 1999, between Selective Insurance Group, Inc. and EquiServe Trust Company, N.A.

     Our authorized capital stock consists of:

     - 180,000,000 shares of common stock, par value $2.00 per share; and

     - 5,000,000 shares of preferred stock, without par value.

     As of October 31, 2003, there were 27,168,083 shares of our common stock issued and outstanding and no shares of preferred stock outstanding.

     Of the 5,000,000 shares of preferred stock that we are authorized to issue, 300,000 shares have been designated and reserved for issuance as Series A Junior Preferred Stock.

     The following summary description relating to our capital stock is not intended to be complete and is subject to, and qualified in its entirety by reference to, our restated certificate of incorporation, as amended, and bylaws.

DESCRIPTION OF COMMON STOCK

     All shares of our common stock have equal rights. Each holder of common stock is entitled to one vote for each share held of record on all matters submitted to a vote by stockholders, including the election of directors. There is no cumulative voting. Subject to preferences that may be applicable to any then outstanding shares of preferred stock, holders of common stock are entitled to dividends when, as and if declared by our board of directors out of funds legally available for dividends. Holders of common stock are entitled to share ratably in our net assets upon liquidation or dissolution after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding. Holders of common stock have no preemptive rights to purchase shares of our stock and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are, and all shares of common stock issued and sold under the Plan will be, fully paid and nonassessable.

     Our common stock is traded on the Nasdaq National Market under the symbol "SIGI".

     The transfer agent and registrar for our common stock is EquiServe Trust Company, N.A., P.O. Box 43069, Providence, Rhode Island 02940-3069.

DESCRIPTION OF PREFERRED STOCK

     Under our restated certificate of incorporation, as amended, our board of directors has the authority, without approval by our stockholders, to issue up to 5,000,000 shares of preferred stock. The board of directors may issue this stock in one or more series and may fix the rights, preferences, privileges and restrictions of this stock. Some of the rights and preferences that the board may designate include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms. Any or all of the rights and preferences selected by the board of directors may be greater than the rights of the common stock.

     On November 3, 1989, the board of directors created a series of preferred stock, without par value, designated as "Series A Junior Preferred Stock" and 300,000 shares of Series A Junior Preferred Stock have been reserved for issuance.

DESCRIPTION OF SERIES A JUNIOR PREFERRED STOCK; STOCKHOLDER RIGHTS PLAN

     We have a stockholder rights plan. The Amended and Restated Rights Agreement between Selective and EquiServe Trust Company, N.A., successor to First Chicago Trust Company of New York, as rights agent, describes the terms of the rights. The following description of the rights agreement and the Series A Junior Preferred Stock is qualified in its entirety by reference to the complete terms of the rights as described in the rights agreement and the stock as described in our restated certificate of incorporation, as amended.

     Under our stockholder rights plan, each stockholder has one right for each share of our common stock owned by the stockholder. Each right entitles its holder to purchase from us one two-hundredth of a share of Series A Junior Preferred Stock at a purchase price of $80.00. We have the authority to adjust the rights and purchase price to prevent dilution of the interests represented by each right.

     Each outstanding share of Series A Junior Preferred Stock will be entitled to a minimum preferential quarterly dividend of $1.00 per share, but each share will be entitled to an aggregate dividend equal to 100 times the per share amount of any dividend declared on our common stock. In the event of liquidation, each outstanding share of Series A Junior Preferred Stock will be entitled to a minimum preferential liquidation payment of $100, but each share will be entitled to an aggregate payment of 100 times the liquidation payment made per share of common stock.

     Each outstanding share of Series A Junior Preferred Stock will have one vote, and each one two-hundredth of a share will have one two-hundredth of a vote, voting together with outstanding shares of common stock. In the event of a merger or other transaction in which shares of our common stock are exchanged, each share of Series A Junior Preferred Stock will receive 100 times the amount received per each outstanding share of common stock.

     The rights are attached to all outstanding shares of our common stock and trade with our common stock until the rights become exercisable. We will not distribute separate certificates evidencing the rights until the distribution date as described below. The rights will separate from our common stock and a distribution date will occur upon the earlier of:

          (1) 10 days following the date of any public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding shares of our common stock, or

          (2) 10 business days, or a later date as determined by our board of directors, following the commencement or announcement of a tender offer or exchange offer that would result in a person or group becoming the beneficial owner of 15% or more of the outstanding shares of our common stock.

     The rights are not exercisable until the distribution date and will expire at the close of business on February 2, 2009 unless we redeem or exchange the rights prior to the distribution dates.

     As soon as practicable after the distribution date, we will mail certificates evidencing the rights to holders of record of common stock as of the close of business on the distribution date. After the certificates evidencing the rights have been issued, those certificates alone will represent the rights.

     If any person becomes the beneficial owner of 15% or more of the outstanding shares of our common stock (an acquiring person), we will provide each right holder, other than the acquiring persons, with the right to receive upon exercise of the right that number of shares of common stock having a market value of two times the exercise price of the right. In the event that at any time following the date a person becomes an acquiring person:

          (1) we are acquired in a merger or other business combination transaction, or

          (2) 50% or more of our assets or earning power is sold,

then (upon exercise of a right) each holder of a right (other than an acquiring person) will have the right to receive common stock of the acquiring company having a value equal to two times the exercise price of the right.

     In order to prevent any dilution, we may adjust the purchase price payable, and the number of shares of preferred stock or other securities or property issuable, upon exercise of the rights:

          (1) in the event of a stock dividend on, or a subdivision, combination or reclassification of, common stock or the preferred stock,

          (2) if holders of the preferred stock are granted certain rights or warrants to subscribe for preferred stock or convertible securities at less than the current market price of the preferred stock, or

          (3) upon the distribution to holders of the preferred stock of evidences of indebtedness or assets, excluding regular quarterly cash dividends, or of subscription rights or warrants, other than those referred to above.

     With certain exceptions, we will not adjust the purchase price until cumulative adjustments amount to at least 1% of the purchase price. We will not issue fractional units and, instead, we will make an adjustment in cash based on the market price of the preferred stock on the last trading date prior to the date of exercise.

     The rights are redeemable in whole, at a price of $.01 per right, by our board of directors prior to the time an acquiring person has become the beneficial owner of 15% or more of the outstanding shares of our common stock. At any time after a person or affiliated group has become the beneficial owner of 15% or more of the outstanding shares of our common stock, and before that person or group has acquired 50% of the outstanding shares of our common stock, the board of directors may exchange each right held by stockholders, other than the beneficial owner of 15% or more of the outstanding shares of our common stock, for one share of our common stock or one two-hundredth of a share of Series A Junior Preferred Stock.

     Immediately upon the action of the board of directors ordering redemption or exchange of the rights, the rights will terminate and the holders of rights will only be entitled to receive shares of common stock or the redemption price.

     Until a right is exercised, the holder will have no rights as a stockholder of Selective other than those of an existing stockholder. We will issue a right with each new share of our common stock issued, for the period that the rights are attached to our common stock.

POSSIBLE ANTI-TAKEOVER MEASURES

     Some provisions of our restated certificate of incorporation, as amended, and bylaws and of New Jersey and other state law that are summarized below may have the effect of discouraging, delaying or preventing a takeover of us.

  ISSUANCE OF PREFERRED STOCK

     Our board of directors by resolution may establish one or more series of preferred stock having the rights, privileges, preferences and limitations as may be fixed by the board of directors without shareholder approval. The issuance of preferred stock could make it more difficult for a person to acquire control of us. See "Description of Capital Stock -- Description of Preferred Stock".

  STOCKHOLDER RIGHTS PLAN

     Our stockholder rights plan could have the effect of discouraging, delaying or preventing an attempt by a person or any group of affiliated persons from taking over or gaining control of us. The rights could cause substantial dilution to a person or group that attempts to acquire us on terms not approved by the board. See "Description of Capital Stock -- Description of Series A Junior Preferred Stock; Stockholder Rights Plan".

  STAGGERED TERMS FOR BOARD OF DIRECTORS

     Our restated certificate of incorporation, as amended, and bylaws provide for a classified board of directors, consisting of three classes of directors serving staggered three-year terms. Staggered terms promote stability in membership and management, but also can delay the pace of any change in control of the board. The affirmative vote of the holders of at least 66 2/3% of the voting power of our shares entitled to vote generally in the election of directors is required to alter, amend or repeal this provision of our certificate of incorporation and bylaws.

  BUSINESS COMBINATIONS

     Our restated certificate of incorporation provides that the affirmative vote of the holders of at least 66 2/3% of the voting power of our outstanding stock entitled to vote for the election of directors is necessary to approve a business combination unless that business combination is approved by a majority of the continuing directors (as defined in our certificate of incorporation) or unless the holders of our common stock receive a price and form of consideration meeting the conditions specified in our certificate of incorporation. A business combination is specifically defined in our certificate of incorporation, but generally includes mergers, consolidations and sales or other transfers of a significant portion of our assets or stock, in each case, with or to interested stockholders. Interested stockholders are defined in our certificate of incorporation as persons or entities who directly or indirectly beneficially own 10% or more of the voting power of our outstanding voting stock or who are affiliates of us and who at any time within the two-year period immediately before the proposed business combination were the direct or indirect beneficial owner of 10% or more of the voting power of our then outstanding voting stock.

     The affirmative vote of the holders of 66 2/3% or more of the voting power of our outstanding voting stock is required to amend or repeal this provision of our certificate of incorporation.

  STATUTORY PROVISIONS

     The New Jersey Shareholders Protection Act provides generally that a New Jersey corporation may not engage in business combinations specified in the statute with an interested shareholder for a period of five years following the date on which the shareholder became an interested shareholder, unless that business combination is approved by the board of directors of the corporation before the date the shareholder became an interested shareholder. An interested shareholder is any shareholder having direct or indirect beneficial ownership of 10% or more of the voting power of the outstanding stock of the corporation or is an affiliate or associate of the corporation and who at any time within the five-year period before the proposed business combination was the direct or indirect beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation. An interested shareholder can engage in a business combination with the corporation if the business combination was approved by the board of directors before the date the shareholder became an interested shareholder, or if it is approved by the affirmative vote of the holders of two-thirds of the corporation's voting stock, excluding the voting stock held by the interested shareholder, or the aggregate amount of the consideration to be received by the holders of the outstanding capital stock of the corporation meets the price requirements specified by the statute.

     The states in which our insurance subsidiaries are domiciled have laws and regulations which require prior approval by state insurance departments of any acquisition of control of insurance holding companies and insurance companies.

                                 LEGAL MATTERS

     The validity of the common stock offered under this prospectus will be passed upon for us by Drinker Biddle & Reath LLP, Florham Park, New Jersey.

                                    EXPERTS

     The consolidated financial statements and schedules of Selective Insurance Group, Inc. and subsidiaries as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Our officers and directors are entitled to indemnification as expressly permitted by New Jersey law and our bylaws in connection with actions, suits or proceedings threatened or brought against them by reason of their having been an officer or director. We have liability insurance coverage for our officers and directors, subject to the terms and conditions of the coverage.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses payable by us in connection with the offering described in this registration statement. All expenses, other than the Securities and Exchange Commission Registration fee, are estimates.

Securities and Exchange Commission Registration Fee.........  $ 2,542
Accounting Fees and Expenses................................  $ 5,000
Legal Fees and Expenses.....................................  $10,000
Printing and Mailing Expenses...............................  $10,000
Miscellaneous Expenses......................................  $ 2,000
                                                              -------
  Total.....................................................  $29,542

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Selective is organized under the laws of the State of New Jersey. The New Jersey Business Corporation Act, as amended (the "Act"), provides that a New Jersey corporation has the power generally to indemnify its directors, officers, employees and other agents against expenses and liabilities in connection with any proceeding involving such person by reason of his or her being or having been a corporate agent, other than a proceeding by or in the right of the corporation, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of the corporation, indemnification of directors, officers, employees and other agents against expenses is permitted if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the New Jersey Superior Court, or the court in which such proceeding was brought, shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnification. Expenses incurred by a director, officer, employee or other agent in connection with a proceeding may be, under certain circumstances, paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors. The power to indemnify and advance expenses under the Act does not exclude other rights to which a director, officer, employee or other agent of the corporation may be entitled to under the certificate of incorporation, by-laws, agreement, vote of stockholders, or otherwise, provided that no indemnification is permitted to be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that his or her acts or omissions were in breach of his or her duty of loyalty to the corporation or its shareholders, were not in good faith or involved a violation of the law, or resulted in the receipt by such person of an improper personal benefit.

     Under the Act, a New Jersey corporation has the power to purchase and maintain insurance on behalf of any director, officer, employee or other agent against any expenses incurred in any proceeding and any liabilities asserted against him or her by reason of his or her being or having been a corporate agent, whether or not the corporation has the power to indemnify him or her against such expenses and liabilities under the Act. All of the foregoing powers of indemnification granted to a New Jersey corporation may be exercised by such corporation notwithstanding the absence of any provision in its certificate of incorporation or by-laws authorizing the exercise of such powers. However, a New Jersey corporation may, with certain limitations, provide in its certificate of incorporation that a director or officer shall not be personally liable, or shall be liable only to the extent therein provided, to the corporation or its shareholders for damages for breach of a duty owed to the corporation or its shareholders.

     Reference is made to Sections 14A:3-5 and 14A:2-7(3) of the Act in connection with the above summary of indemnification, insurance and limitation of liability.

     Section (a) of Article NINTH of our restated certificate of incorporation, as amended, and Section 14 of our Bylaws, provide generally that a director shall not be personally liable to Selective or its stockholders for damages from breach of any duty owed to Selective or its stockholders, except to the extent such personal liability may not be eliminated or limited under the Act. Such provisions further provide generally that an officer of Selective shall not be personally liable to Selective or its stockholders for damages or breach of any duty owed to Selective or its stockholders, except to the extent and for the duration of any period of time such personal liability may not be eliminated or limited under the Act.

     Section (b) of Article NINTH of our restated certificate of incorporation, as amended, and Section 14A of our Bylaws provide generally that each person who was or is made a party to or involved in a pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, or any appeal therein or any inquiry or investigation which could lead to such action, suit or proceeding of Selective or any constituent corporation absorbed by Selective in a consolidation or merger, or by reason of his or her, having been a director, officer, trustee, employee or agent of another entity serving as such at our request, shall be indemnified and held harmless by Selective to the fullest extent permitted by the Act, as amended (but, in the case of any amendments, only to the extent such amendment permits Selective to provide broader indemnification rights than the Act permitted prior to such amendment), from and against any and all reasonable costs, disbursements and attorney's fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, incurred or suffered in connection with any such proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of such person's heirs, executors, administrators and assigns; provided, however, that, except as provided above, Selective shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was specifically authorized by its board of directors. Such provisions of the certificate of incorporation, and Bylaws, of Selective provide, under certain circumstances, for a right to be paid by Selective the expenses incurred in any proceeding in advance of the final disposition of such proceeding as authorized by the board of directors. Further, Selective is authorized to purchase and maintain insurance on behalf of any director, officer, employee or agent of Selective against any expenses incurred and any liabilities asserted against him/her in any proceeding by reason of such person having been a director, officer, employee or agent, whether or not Selective would have the power to indemnify such person.

     The directors and officers of Selective are insured by policies purchased by Selective against liability and expenses incurred in their capacity as directors or officers.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
  3.1     Restated Certificate of Incorporation of Selective, as
          amended (incorporated by reference to Exhibit 3.1 to
          Selective's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 0-8641).
  3.2     Bylaws of Selective, as amended (incorporated by reference to Exhibit 3.2 to Selective's Annual Report on Form 10-K for
          the year ended December 31, 2001 (File No. 0-8641).
  4.1     Amended and Restated Rights Agreement, dated as of February
          2, 1999, between Selective Insurance Group, Inc. and First
          Chicago Trust Company of New York, which includes the Form of Right Certificate as Exhibit A (incorporated herein by
          reference to Exhibit 4.1 to the Company's Current Report on
          Form 8-K filed with the SEC on February 2, 1999, File No.
          0-8641).
 5*       Opinion of Drinker Biddle & Reath LLP.

EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
 23.1*    Consent of Drinker Biddle & Reath LLP (included in Exhibit
          5).
 23.2*    Consent of Independent Auditors.
 24*      Powers of Attorney.

---------------

* Filed herewith

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

          (3) To remove from registration by means of post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Branchville and State of New Jersey on the 14(th) day of November, 2003.

                                          SELECTIVE INSURANCE GROUP, INC.

                                          By:     /s/ GREGORY E. MURPHY
                                            ------------------------------------
                                                     Gregory E. Murphy
                                            Chairman of the Board, President and
                                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities on November 14, 2003.

              SIGNATURE                                        TITLE
              ---------                                        -----

        /s/ GREGORY E. MURPHY            Chairman of the Board, President, Chief Executive
--------------------------------------   Officer and Director (principal executive officer)
          Gregory E. Murphy


         /s/ DALE A. THATCHER            Executive Vice President, Chief Financial Officer
--------------------------------------   and Treasurer (principal accounting and financial
           Dale A. Thatcher                                   officer)


                  *                                           Director
--------------------------------------
            Paul D. Bauer


                  *                                           Director
--------------------------------------
            A. David Brown


                  *                                           Director
--------------------------------------
         William A. Dolan, II


                  *                                           Director
--------------------------------------
           C. Edward Herder


                  *                                           Director
--------------------------------------
        William M. Kearns, Jr.


                  *                                           Director
--------------------------------------
       Joan Lamm-Tennant, Ph.D.


                  *                                           Director
--------------------------------------
      S. Griffin McClellan, III


                  *                                           Director
--------------------------------------
        John F. Rockart, Ph.D.

              SIGNATURE                                        TITLE
              ---------                                        -----


                  *                                           Director
--------------------------------------
            William M. Rue


                  *                                           Director
--------------------------------------
          J. Brian Thebault

* Gregory E. Murphy hereby signs this Registration Statement on Form S-3 on behalf of each of the indicated persons for whom he is attorney-in-fact on November 14, 2003 pursuant to a power of attorney filed herewith.


 By:        /s/ GREGORY E. MURPHY
        ------------------------------
              Gregory E. Murphy
               Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
  5       Opinion of Drinker Biddle & Reath LLP
 23.1     Consent of Drinker Biddle & Reath LLP (included in Exhibit
          5)
 23.2     Consent of Independent Auditors
 24       Powers of Attorney